UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2010
BERKSHIRE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51584	04-3510455

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (413) 443-5601
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On January 28, 2010, Berkshire Hills Bancorp, Inc. (the “Company”), the holding company for Berkshire Bank, announced: (1) its financial results for the quarter and year ended December 31, 2009, as well as guidance as to earnings per share, annualized loan loss provision and loan loss reserves for 2010; (2) the results of its fourth quarter strategic actions; (3) the appointment of Richard M. Marotta as Executive Vice President and Chief Risk Officer; and (4) the declaration of a quarterly dividend of $.16 per share. The press release containing these announcements is filed as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c)
On January 28, 2010, the Company announced that Richard M. Marotta was appointed as Executive Vice President and Chief Risk Officer, replacing Shepard Rainie, who is relocating to Boston for personal reasons and will remain with the Company for an interim period to assist with this transition.

Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Berkshire Hills Bancorp, Inc. press release dated January 28, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: January 29, 2010	By:	/s/ Kevin P. Riley
Kevin P. Riley,
Executive Vice President and Chief Financial Officer